Calculation of Filing Fee Tables
F-3
GLOBUS MARITIME LTD
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Shares, par value $0.004 per share	457(o)
		Equity	Preferred Shares, par value $0.001 per share	457(o)
		Other	Preferred Share Purchase Rights	457(o)
		Debt Convertible into Equity	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Purchase Contracts	457(o)
		Other	Rights	457(o)
		Other	Depositary Shares	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 300,000,000.00	0.0001381	$ 41,430.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Shares, par value $0.004 per share	415(a)(6)						F-3	333-273249	07/26/2023
Carry Forward Securities		Equity	Preferred Shares, par value $0.001 per share	415(a)(6)						F-3	333-273249	07/26/2023
Carry Forward Securities		Other	Preferred Share Purchase Rights	415(a)(6)						F-3	333-273249	07/26/2023
Carry Forward Securities		Debt Convertible into Equity	Debt Securities	415(a)(6)						F-3	333-273249	07/26/2023
Carry Forward Securities		Other	Warrants	415(a)(6)						F-3	333-273249	07/26/2023
Carry Forward Securities		Other	Purchase Contracts	415(a)(6)						F-3	333-273249	07/26/2023
Carry Forward Securities		Other	Rights	415(a)(6)						F-3	333-273249	07/26/2023
Carry Forward Securities		Other	Depositary Shares	415(a)(6)						F-3	333-273249	07/26/2023
Carry Forward Securities		Other	Units	415(a)(6)						F-3	333-273249	07/26/2023
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 0.00			F-3	333-273249	07/26/2023	$ 0.00
Carry Forward Securities	3	Equity	Common Shares, par value $0.004 per share underlying previously issued warrants	415(a)(6)	16,750,000		$ 92,187,500.00			F-3	333-273249	07/26/2023	$ 10,159.06
			Total Offering Amounts:				$ 392,187,500.00		$ 41,430.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 41,430.00
Offering Note
[1]	The amount of securities registered is in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial public offering price for all securities of $392,187,500. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, an indeterminate number of additional securities are registered hereunder that may be issued to prevent dilution in connection with a stock split, stock dividend, recapitalization, or similar event or adjustment. In addition, an indeterminate number of common shares are registered hereunder that may be issued upon conversion of or exchange for any other securities. There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold from time to time at indeterminate prices, with an initial aggregate public offering price not to exceed $300,000,000. This also includes such indeterminate principal amount or number of securities of the types listed above that may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, for which separate consideration may or may not be received. To the extent that separate consideration is received for any such securities, the aggregate amount of such consideration will be included in the aggregate offering price of all securities sold. If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as part of units, which may consist of any combination of the securities registered hereunder. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. The maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Pursuant to Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Subject to the above, an indeterminable amount of these securities may be senior or subordinated. The units may consist of some or all of the classes of securities listed above, in any combination, including common shares, preferred share purchase rights, preferred shares, debt securities, warrants, purchase contracts, rights, and depositary shares. Preferred share purchase rights are not currently separable from the common shares and are not currently exercisable. The value attributable to the preferred share purchase rights, if any, will be reflected in the market price of the common shares. Pursuant to Rule 415(a)(6) under the Securities Act, the shares of common stock issuable upon the exercise of the previously issued Warrants are unsold securities of the registrant previously registered on its registration statement on Form F-3 (File No. 333-273249) filed with the Securities and Exchange Commission on July 14, 2023 and declared effective on July 26, 2023, which we refer to as the Previous Registration Statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, any such unsold securities are sold pursuant to the Previous Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of unsold securities from the Previous Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of such unsold securities registered under the Previous Registration Statement, if not previously terminated, will be deemed terminated as of the date of effectiveness of this registration statement.

[2]	The shares of common stock issuable upon the exercise of the previously issued Warrants (issued pursuant to prospectus supplements filed with the Commission on January 29, 2021, February 17, 2021, and June 29, 2021) were registered pursuant to the Previous Registration Statement on Form F-3 (File No. 333-273249). Pursuant to Rule 415(a)(6) under the Securities Act, the previously paid filing fee relating to such unsold securities under the Previous Registration Statement will continue to be applied to such unsold securities registered on this registration statement. The maximum aggregate offering price is the aggregate of all exercise prices of all such warrants. Pursuant to Rule 415(a)(6) under the Securities Act, the shares of common stock issuable upon the exercise of the previously issued Warrants are unsold securities of the registrant previously registered on the Previous Registration Statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, any such unsold securities are sold pursuant to the Previous Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of unsold securities from the Previous Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of such unsold securities registered under the Previous Registration Statement, if not previously terminated, will be deemed terminated as of the date of effectiveness of this registration statement.

[3]	See note 2.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date